EXHIBIT 10.1

PROMISSORY NOTE

Principal Amount:	Date:

Purchase Price:

FOR VALUE RECEIVED, DUOS TECHNOLOGIES GROUP, INC., a corporation incorporated under the laws of the State of Florida and located at 6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216  (the “Borrower”), hereby promises to (i) pay to the order of ______________________, and having an address at ____________________, or its successors or assigns (the “Lender”), the principal amount of _________ United States Dollars (US$________) by no later than the date that is June 25, 2020 (the “Maturity Date”) and to pay interest on the principal amount outstanding hereunder at the rate of three percent (3%) per annum commencing on the date hereof ("Issuance Date"), and (ii) issue to the Lender a common stock purchase warrant permitting the Lender to purchase for cash ________ shares of common stock of the Borrower at a price per share of $0.55 (the “Warrants”) in the form of Exhibit A hereto. This Promissory Note, as may be amended or supplemented from time to time, shall be referred to herein as the “Note”.

1.

Defined Terms. For purposes of this Note, except as otherwise expressly provided or otherwise defined elsewhere in this Note, or unless the context otherwise requires, the capitalized terms in this Note shall have the meanings assigned to them as follows:

1.1

“Assets” means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

1.2

“Borrower” shall have the meaning given to it in the preamble hereof.

1.3

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

1.4

“Change of Control” shall mean that (i) the Borrower or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Borrower or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of capital stock of the Borrower, or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of capital stock of the Borrower, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate voting power represented by issued and outstanding capital stock of the Borrower.

1.5

“Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

1.6

“Event of Default” shall have the meaning given to it in Section 3.1.

1.7

“Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

1.8

“Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

1.9

“Lender” shall have the meaning given to it in the preamble hereof.

1.10

“Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (ii) the authority or ability of the Borrower or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

1.11

“Maturity Date” shall have the meaning given to it in the preamble hereof.

1.12

“Note” shall have the meaning given to it in the preamble hereof.

1.13

“Obligations” means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations existing or incurred under this Note or any other Transaction Documents, or any other agreement between any of the Borrower[, the Guarantor] and the Lender, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

1.14

“Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

1.15

“Subsidiary” means any Person in which the Borrower, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries.”

1.16

“Transaction Documents” means this Note, the Warrant and the Registration Rights Agreement.

2.

Payments of Principal and Interest.

2.1

Payment of Principal. The principal amount of this Note shall be paid to the Lender no later than the Maturity Date.

2.2

Payment of Interest.  Except as otherwise provided herein, all interest on the principal amount of this Note shall be paid to the Lender no later than the Maturity Date.

2.3

General Payment Provisions. All payments of principal and interest, if any, on this Note shall be made in lawful money of the United States of America by wire transfer to such account as the Lender may designate by written notice to the Borrower in accordance with the provisions of this Note.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day.

2.4

Optional Prepayment.  The Borrower may pre-pay this Note without penalty at any time, provided that all payments, including prepayments on this Note, shall be made proportionately to Lender and 21 April Fund LP pursuant to the Promissory Note dated as of the date here in the original principal amount of Two Hundred Sixty Seven Thousand Dollars ($267,000.00) (the “Parallel Note”).

3.

Defaults and Remedies.

3.1

Events of Default.  An “Event of Default” means:

3.1.1

the Borrower shall fail to pay any interest, principal or other charges due under this Note on the date when any such payment shall be due and payable, and such failure continues or remains uncured for ten (10) days following the due date therefor;

3.1.2

the Borrower shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Note on the part of the Borrower to be performed complied with or abided by, and, if such failure is curable, such failure continues or remains uncured for ten (10) days following written notice from the Lender to the Borrower;

3.1.3

the Borrower breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality limitations, which may not be breached in any respect);

3.1.4

the bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

3.1.5

the commencement by the Borrower or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Borrower or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Borrower or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

3.1.6

the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Borrower or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Borrower or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Borrower or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days; or

3.1.7

there occurs a Change of Control other than in accordance with Article 5 hereof.

3.2

Remedies. Upon the occurrence of an Event of Default that is not timely cured within an applicable cure period hereunder, the Lender may, in its sole discretion, accelerate full repayment of all principal amounts outstanding hereunder, together with accrued interest thereon, together with all attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Lender in collecting or enforcing payment hereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and together with all other sums due by the Borrower hereunder, all without any relief whatsoever from any valuation or appraisement laws, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Lender at law, in equity, or under this Note. Additionally, upon a failure to pay the outstanding principal amount and interest due on this Note upon the Maturity Date, for every thirty (30) calendar days that the Borrower fails to pay such amounts following the Maturity Date, the Borrower shall issue to the Lender a common stock purchase warrant permitting the Lender to purchase for cash Ninety One Thousand Six Hundred Twenty Five (91,625) shares of common stock of the Borrower at a price per share of $0.55, in the form attached hereto as Exhibit A, provided that the Issue Date shall be the date such warrant is actually issued.  In the event of a failure to pay for any partial month, the number of additional common stock purchase warrants issuable pursuant to the immediately preceding sentence shall be proportionately reduced. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of sixteen percent (16%) per annum and compounded monthly from the date which is twelve (12) months from the Issuance Date until the same is paid. The Borrower further agrees that beginning on the date which is twelve (12) months from the Issuance Date, the Borrower shall remit the proceeds of any financing occurring after such date to the Lender to pay down any outstanding principal or interest up to the amounts then owing.  If any amount of principal or interest on this Note remains outstanding on or after the date which is twelve (12) months from the Issuance Date, upon the request of the Lender, the Borrower shall cause the number of directors constituting its Board of Directors (the “Board”) to be increased by one director and the holders of this Note and the Parallel Note shall have the exclusive right, voting separately as a class, to elect the director to fill such newly created directorship.

4.

Representations and Warranties.

4.1

Organization. The Borrower is a corporation duly incorporated, validly existing and in good standing under the Laws of Florida, and has the full power and authority and all necessary certificates, licenses and approvals: (i) to enter into and execute this Note and to perform all of its Obligations hereunder; and (ii) to own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Borrower is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification. The exact legal name of the Borrower is as set forth in the preamble to this Note, and the Borrower does not currently conduct, nor has the Borrower, during the last five (5) years conducted, business under any other name or trade name.

4.2

Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Borrower of this Note and the issuance of the Warrants, and the performance by the Borrower of all of its Obligations hereunder, has been duly and validly authorized and approved by the Borrower and, its members and managers pursuant to all applicable Laws and no other action or Consent on the part of its board, shareholders or any other Person is necessary or required by the Borrower to execute this Note, consummate the transactions contemplated herein, perform all of its Obligations hereunder. This Note has been duly and validly executed by the Borrower (and the officer executing this Note is duly authorized to act and execute same on behalf of the Borrower) and constitutes the valid and legally binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.3

Warrant Shares.  The issuance of the Warrant and the shares issuable thereunder (the “Warrant Shares”) are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof and, with respect to the Warrant Shares, with the holders being entitled to all rights accorded to a holder of Common Stock.  Subject to the accuracy of the representations and warranties of the Lender in this Agreement, the offer and issuance by the Borrower of the Warrant and the Warrant Shares is exempt from registration under the 1933 Act.

4.4

Application of Takeover Protections; Rights Agreement.  The Borrower has taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Lender as a result of the transactions contemplated by this Agreement, including, without limitation, the Borrower’s issuance of the Warrant and the Warrant Shares and the Lender’s ownership of the Warrant and the Warrant Shares.  The Borrower has taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Borrower or any of its Subsidiaries relating to the transactions contemplated hereby, including the exercise of the Warrants and the acquisition of the Warrant Shares.

4.5

SEC Information.  Since January 1, 2018, the Borrower has filed with or furnished to the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”) (all of the foregoing and all other documents filed with the SEC since such date and all exhibits included therein, schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under Borrower they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents, including any related notes thereto (the “Financial Statements”), complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The Borrower is not currently contemplating to amend or restate any of the Financial Statements, nor is the Borrower currently aware of facts or circumstances which would require the Borrower to amend or restate any of the Financial Statements.  The Borrower has not been informed by its independent accountants that they recommend that the Borrower amend or restate any of the Financial Statements or that there is any need for the Borrower to amend or restate any of the Financial Statements.  Since December 31, 2018, there has been no Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

5.

Covenants.

5.1

Legal Existence. The Borrower shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Borrower is presently conducting.

5.2

Notice of Default. The Borrower shall, promptly, but not more than five (5) days after the commencement thereof, give notice to the Lender in writing of the occurrence of any "Event of Default" or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

5.3

Change of Control.  The Borrower or any of its Subsidiaries shall not, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) enter into any similar transaction unless the surviving entity in such Change of Control assumes in writing all of the obligations of the Borrower under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Lender and approved by the Lender prior to the occurrence of such Change of Control.

5.4

Distributions.  The Borrower shall not declare or pay any dividends on its capital stock (other than in shares of its capital stock), consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person.

5.5

Disclosure. Upon receipt or delivery by the Borrower of any notice in accordance with the terms of this Note, unless the Borrower has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Borrower or any of its Subsidiaries, the Borrower shall promptly after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Borrower believes that a notice contains material, non-public information relating to the Borrower or any of its Subsidiaries, the Borrower so shall indicate to the Lender contemporaneously with delivery of such notice, and in the absence of any such indication, the Lender shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Borrower or any of its Subsidiaries.  If the Borrower or any of its Subsidiaries provides material non-public information to the Lenders that is not simultaneously filed in a Current Report on Form 8-K and the Lender has not agreed to receive such material non-public information, the Borrower hereby covenants and agrees that the Lender shall not have any duty of confidentiality to the Borrower, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information.

6.

Miscellaneous.

6.1

Lost or Stolen Note.  Upon notice to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Lender to the Borrower in a customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the Note, the Borrower shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

6.2

Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

6.3

Cancellation.  After all principal, accrued interest and other amounts at any time owed on this Note has been indefeasibly paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Borrower for cancellation and shall not be re-issued.

6.4

Entire Agreement and Amendments. This Note and the other Transaction Documents represents the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

6.5

Binding Effect. This Note shall be binding upon the Borrower and the successors and assigns of the Borrower and shall inure to the benefit of the Lender and the successors and assigns of the Lender.

6.6

Governing Law and Venue. The Borrower and Lender each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Note or related to any matter which is the subject of or incidental to this Note (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Borrower and Lender each hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Borrower hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Borrower, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. All terms and provisions hereof and the rights and obligations of the Borrower and Lender hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Florida, without reference to conflict of laws principles.

6.7

Usury Savings Clause. Notwithstanding any provision in this Note to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Lender hereof, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Lender hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Lender may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding. It is the intention of the parties that the Borrower does not intend or expect to pay, nor does the Lender intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

6.8

Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity.

6.9

Specific Shall Not Limit General; Construction.  No specific provision contained in this Note shall limit or modify any more general provision contained herein.  This Note shall be deemed to be jointly drafted by the Borrower and the Lender and shall not be construed against any person as the drafter hereof.

6.10

Failure or Indulgence Not Waiver.  No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

6.11

Notice.  Notice shall be given to each party at the address indicated in the preamble or at such other address as provided to the other party in writing.

6.12

Transfer.  This Note may be transferred by the Lender without the consent of the Borrower.

6.13

Collection Costs.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Borrower otherwise takes action or incurs costs to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Borrower or other proceedings affecting creditors’ rights and involving a claim under this Note, then the Borrower shall pay the costs incurred by the Lender for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Note to be executed on and as of the Issuance Date.

DUOS TECHNOLOGIES GROUP, INC.,
as Borrower

By:
Name:
Title:

Date:

Principal Amount:
Purchase Price:

[ signature page to Promissory Note ]

EXHIBIT A

FORM OF WARRANT